SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2001 (July 23, 2001)


                        WorldWide Web NetworX Corporation
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             (Exact name of registrant as specified in its charter)


    Delaware                         0-29479                       58-2280078
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(State or other                   (Commission                    (IRS Employer
 jurisdiction                     File Number)                Identification No.
of incorporation)


 12 Orchard Way, Mount Laurel, New Jersey                                08054
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 (Address of principal executive offices)                            (Zip Code)



(Registrant's telephone number, including area code): 610-527-3554
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Item _.   CHANGES IN SECURITIES

          Pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated March 4, 1999, between the Registrant and D.H. Blair Investment Banking Corp. ("D.H. Blair"), D.H. Blair purchased 2,000,000 shares of the Registrant's common stock for an aggregate purchase price of $3,000,000, or $1.50 per share.

          The Registrant agreed to register the shares purchased by D.H. Blair pursuant to the Stock Purchase Agreement within seven months following the closing. However, the Registrant did not register D.H. Blair's shares until April 30, 2001.

          On July 23, 2001, the Registrant issued 10,324,333 shares of its common stock to D.H. Blair, pursuant to the terms of the Stock Purchase Agreement, as a result of the Registrant's failure to register the shares purchased by D.H. Blair until April 30, 2001.

          The Registrant has 49,239,929 shares of common stock outstanding as of the date of this report.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WORLDWIDE WEB NETWORX CORPORATION


Dated:  July 30, 2001                   By:   /s/ G. David Rosenblum
                                              ----------------------
                                              Name:  G. David Rosenblum
                                              Title:  Interim President